                                                                    Exhibit 10.2

                              TERMINATION AGREEMENT

This Termination Agreement is made as of this 28th day of May, 1998, between International Corporate Travel Services, Inc., a Delaware corporation ("InterCorp") and Roy F. Weston, Inc., a Pennsylvania corporation ("WESTON"). For good and sufficient consideration, and intending to be legally bound, InterCorp and WESTON agree as follows:

The Travel Management Services Agreement ("Agreement") dated 15 March 1996 by and between InterCorp and WESTON is hereby terminated for the convenience of the parties effective 30 June 1998.

The parties agree that InterCorp will discontinue the performance of services under the Agreement in an orderly manner as directed by WESTON, however all services shall cease on the effective date of termination.

The parties agree that InterCorp shall be paid in accordance with the terms of the Agreement for all services provided and accepted by WESTON through the date of termination. The parties further agree that WESTON's annual fee for the final twelve (12) month period of the Agreement is reduced by $275,000 from $550,000 to $275,000. WESTON's right to offset from the annual fee, all commissions, fees and other payments received by InterCorp from travel service providers in respect to WESTON related travel will not be affected by termination of the Agreement. This includes all revenues resulting from WESTON travel received by InterCorp after the date of termination of the Agreement, which revenues shall be credited to WESTON on InterCorp's final invoice. As consideration for termination of the Agreement, InterCorp will be paid $150,000, in three equal payments of $50,000, the first of which is due on the date of termination; the second payment is due on 30 June 1999 and the third and final payment is due 30 June 2000.

Subject only to receipt by InterCorp of a final payment by WESTON of the $150,000 termination payment described above, InterCorp does release and forever discharge WESTON from any and all actions, causes of action, liens, debts, claims and demands of whatsoever nature which InterCorp now has or ever has had against WESTON, which shall have arisen or may arise out of or be incidental to the Agreement or services performed in connection with the Agreement.

In witness whereof, the parties hereto have executed this Termination Agreement as of the date last executed.


              INTERNATIONAL CORPORATE                  ROY F. WESTON, INC.
                  TRAVEL SERVICES, INC.

         By:   /s/Katherine Swoyer                By:  /s/William L. Robertson
               -----------------------                -----------------------
                  Katherine Swoyer                      W.L. Robertson
                  President                             Chief Executive Officer
         Date:             5-28-98                 Date:             5-28-98
               ----------------------                   -----------------------